NOTICE OF GUARANTEED DELIVERY

To Tender Shares of Common Stock
of
Neuberger Berman Real Estate Securities Income Fund Inc.

Pursuant to the Offer to Purchase
dated October 31, 2011

This form, or a form substantially equivalent to this form, must be used to accept the offer (the “Offer”), upon the terms and subject to the conditions set forth in the Offer Documents (as defined below), if the shares of common stock, par value $0.0001 per share (“Common Stock”), of Neuberger Berman Real Estate Securities Income Fund Inc., a Maryland corporation (the “Fund”), and all other documents required by the Fund’s Letter of Transmittal cannot be delivered to the Depositary on or before 5:00 p.m., New York City time, November 29, 2011, or such later date to which the Offer is extended (the “Expiration Date”).  Such form may be delivered by hand or mailed to the Depositary, and must be received by the Depositary on or before 5:00 p.m., New York City time on the Expiration Date.  See Section 4 of the Offer to Purchase.

The Depositary for the Offer is:

Mellon Investor Services LLC

Toll Free
(866) 223-8669

By First Class Mail, By Overnight Courier, By Hand:

By First Class Mail:	By Registered Certified or Express Mail or Overnight Courier:	By Hand:

Mellon Investor Services LLC Attn: Corporate Action Dept., 27th Floor P.O. Box 3301 South Hackensack, NJ 07606	Mellon Investor Services LLC Newport Office Center VII 480 Washington Boulevard Mail Drop – Reorg Attn: Reorganization Dept., 27th Floor Jersey City, NJ 07310	Mellon Investor Services LLC Newport Office Center VII 480 Washington Boulevard Mail Drop - Reorg Attn: Reorganization Dept., 27th Floor Jersey City, NJ 07310

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures.  If a signature on the Fund’s Letter of Transmittal is required to be guaranteed by an “eligible guarantor institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to the Fund, upon the terms and subject to the conditions set forth in its Offer to Purchase dated October 31, 2011 and the related Letter of Transmittal (which together constitute the “Offer Documents”), receipt of which is hereby acknowledged, Common Stock, pursuant to the guaranteed delivery procedure set forth in Section 4 of the Offer to Purchase.

________________________________ ☐ check here if the shares will be tendered by book-entry transfer	________________________________________ Signature
________________________________ Number of shares of Common Stock tendered	________________________________________ Name(s) of Tendering Institution
________________________________ DRS Transaction Advice Numbers (if applicable)	________________________________________ (Address)
________________________________ Account Number	________________________________________ (Zip Code)
________________________________________ (Area Code and Telephone Number)

ODD LOTS

As described in Section 1 of the Offer to Purchase, under certain conditions, holders of Common Stock owning beneficially or as the registered owner an aggregate of fewer than 100 shares of Common Stock may have their shares accepted for payment before any proration of the purchase of other tendered Common Stock. This preference is not available to partial tenders or to beneficial or registered owners of an aggregate of 100 or more shares of Common Stock.  Accordingly, this section is to be completed only if Common Stock is being tendered on behalf of or by a beneficial or registered owner of an aggregate of fewer than 100 shares of Common Stock. The undersigned either (check one box):

☐	is the beneficial or registered owner of an aggregate of fewer than 100 shares of Common Stock, all of which are being tendered; or

☐
is a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s), Common Stock with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 shares of Common Stock and is tendering all of the shares.

GUARANTEE
(Not to be used for signature guarantee)

The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including the Securities Transfer Agents Medallion Program (STAMP), or any other “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (“Exchange Act”)), hereby (a) represents that the above named person(s) “own(s)” the Common Stock tendered hereby within the meaning of Rule 14e-4 under the Exchange Act (“Rule 14e-4”), (b) represents that such tender of Common Stock complies with Rule 14e-4 and (c) guarantees to deliver to the Depositary the Common Stock tendered hereby, together with a properly completed and duly executed Letter of Transmittal or, in the case of a book-entry delivery, an Agent’s Message (as defined in the Offer to Purchase), and any other required documents, all within three trading days of the NYSE Amex after the date hereof.

The eligible institution that completes this Notice of Guaranteed Delivery must communicate the guarantee to the Depositary and must deliver all required documents to the Depositary within the time period set forth in the Offer to Purchase. Failure to do so could result in a financial loss to the eligible institution.

______________________________________________________________
(Name of Firm)

______________________________________________________________
(Authorized Signature)

______________________________________________________________
(Name)

______________________________________________________________
(Address)

______________________________________________________________
(Zip Code)

______________________________________________________________
(Area Code and Telephone Number)

Dated:  __________________, 2011

L0318 10/11